Exhibit 10.1
DAY INTERNATIONAL GROUP, INC.
2006 STOCK OPTION PLAN
ARTICLE I
PURPOSE
     The purpose of the Day International Group, Inc. 2006 Stock Option Plan is to foster and promote the long-term financial success of the Company and to materially increase stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. The Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).
ARTICLE II
DEFINITIONS
     1.1 Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:
     (a) “Affiliate” has the meaning specified in the Stockholders Agreement.
     (b) “Approved Sale” has the meaning specified in the Stockholders Agreement.
     (c) “Beneficiary” means the person(s) designated by a Participant in writing to the Board or, if none are so designated or living at the time of the Participant’s death, the person(s) and/or trust(s) by will or the laws of descent and distribution or the estate or personal representative entitled to receive the benefits specified under this Plan in the event of the Participant’s death.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” has the meaning specified in the Stockholders Agreement.
     (f) “Code” means the Internal Revenue Code of 1986, as amended. References to Sections of the Code shall be deemed to refer to such Sections as in effect on the date this Plan is adopted as such Sections may, from time to time, be amended.
     (g) “Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.
     (h) “Company” means Day International Group, Inc., a Delaware corporation, and its successors and assigns.
     (i) “Director” means any member of the Board.

     (j) “Effective Date” means August 9, 2006.
     (k) “Employee” means any executive, senior officer or other key employee of the Company or any Subsidiary.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” has the meaning specified in the Stockholders Agreement.
     (n) “Grant Date” means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.
     (o) “Greenwich IV” means Greenwich IV, LLC, a Delaware limited liability company.
     (p) “1998 Plan” means the Company’s 1998 Stock Option Plan (amended and restated effective May 29, 2002).
     (q) “Non-Voting Common Stock” means the Class B and Class C Common Stock, par value $.01 per share, of the Company.
     (r) “Option” means an option, granted to a Participant hereunder to purchase one share of Voting Common Stock at a price determined in accordance with the Plan and on the terms and conditions set forth hereunder. Options shall not be incentive stock options within the meaning of Section 422 of the Code.
     (s) “Option Agreement” means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder.
     (t) “Participant” means any Employee or Director who has been granted an Option pursuant to the Plan.
     (u) “Plan” means this Day International Group, Inc. 2006 Stock Option Plan, as the same may be amended from time to time.
     (v) “Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of October 19, 1999, as amended by amendment dated as of December 2, 2005, among the Company and the other stockholders of the Company party thereto, as the same may be further amended from time to time.
     (w) “Subsidiary” means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
     (x) “Voting Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.

ARTICLE III
ELIGIBILITY AND PARTICIPATION
     Participants in the Plan shall be any Director whose participation in the Plan is approved by the Board and those Employees (other than the Chief Executive Officer) recommended by the Chief Executive Officer of the Company and approved by the Board to participate in the Plan. The Chief Executive Officer’s participation in the Plan shall be designated by the Board. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.
ARTICLE IV
POWERS OF THE BOARD
     4.1 Power to Grant. The Board shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all options granted to Participants, provided that nothing in the Plan shall limit the right of Directors to receive awards hereunder. Each Option grant to a Director shall be approved by a majority of the Directors, excluding the Director to whom such Option is to be granted.
     4.2 Administration. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.
     4.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee of the Board (which shall consist of two or more Directors as appointed from time to time by the Board), in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.
ARTICLE V
OPTIONS SUBJECT TO PLAN
     5.1 Number. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of shares of Common Stock subject to Options granted under the Plan may not exceed 2,500 shares of the Company’s Voting Common Stock. The shares of Voting Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury Voting Common Stock or authorized but unissued Voting Common Stock not reserved for any other purpose.
     5.2 Cancelled, Terminated or Forfeited Options. Any shares of Voting Common Stock subject to an Option which for any reason is cancelled, terminated or otherwise forfeited,

in whole or in part, without having been exercised, shall again be available for grant under the Plan to the extent so cancelled, terminated or otherwise forfeited.
     5.3 Adjustment in Capitalization. The number and class of shares of Voting Common Stock available for issuance upon exercise of Options granted under the Plan, and the number, class and exercise price of any shares of Voting Common Stock subject to outstanding Options, may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares or similar transaction or any liquidation or dissolution of the Company.
ARTICLE VI
TERMS OF OPTIONS
     6.1 Grant of Options. The Board may provide that different terms apply to Options granted to the same or different Participants on the same Grant Date or to the same Participant on different Grant Dates. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price for each share of Voting Common Stock which may be purchased pursuant to such Option, the vesting schedule for, and the duration of, such Option and such other terms consistent with the Plan as the Board shall determine. The Option Agreement to be entered into with Participants may also include additional requirements or terms, as the Board shall determine, to ensure compliance with relevant securities laws or to ensure favorable treatment under relevant tax laws.
     6.2 Terms of Options.
     (a) Number of Shares. Options to purchase 2,500 shares of Voting Common Stock issuable under the Plan shall be granted to Participants selected by the Board at such time or times as determined by the Board. By adopting this Plan, the Board hereby grants, effective as of the Effective Date and subject to the applicable terms hereof, Options to the Participants listed on the attached Schedule 1 in the applicable amounts set forth in such Schedule 1.
     (b) Exercise Price. The exercise price per share of Voting Common Stock purchased upon the exercise of each Option granted as of the Effective Date shall be $2,500 per share. The exercise price per share of Voting Common Stock purchased upon the exercise of each Option granted after the Effective Date shall be the Fair Market Value of a share of Voting Common Stock on the Grant Date.
     (c) Exercise of Options. Unless otherwise provided by the Board in the Option Agreement evidencing an Option, each Option awarded to a Participant shall vest and become exercisable in four equal annual installments on each of the first four anniversaries of the Grant Date. Any granted, unvested Options shall immediately become 100% vested and become exercisable in full upon, and concurrently with, an Approved Sale. Notwithstanding the foregoing, no portion of any Option shall vest or become exercisable on or after the date on which the holder thereof ceases to be employed by the Company or a Subsidiary or ceases to serve as a Director.

     (d) Forfeiture of Options. Notwithstanding anything to the contrary contained in the Plan (or any Option Agreement) or in the 1998 Plan (or any option agreement entered into by the Company in connection therewith), in the event that (i) a Participant exercises any Options granted to such Participant under the Plan, then, as a condition to such exercise, all options granted such Participant under the 1998 Plan shall be forfeited by such Participant and shall no longer be exercisable by such Participant and (ii) a Participant exercises any options granted to such Participant under the 1998 Plan, then, as a condition to such exercise, all Options granted such Participant under the Plan shall be forfeited by such Participant and shall no longer be exercisable by such Participant.
     6.3 Board Discretion. The Board may at any time extend the post-termination exercise period of all or any portion of the Options up to and including, but not beyond, the tenth anniversary of the Grant Date.
     6.4 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Board in its sole discretion on or after the Grant Date, the exercise price of any Options may be paid in full or in part in the form of shares of Common Stock of the Company already owned by the Participant, based on the Fair Market Value of such Common Stock on the date of exercise or at such time as shall be set forth in the Option Agreement. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof. Notwithstanding the foregoing, the Company may, with the consent of a Participant, in lieu of issuing shares of Voting Common Stock upon the exercise of any Option, return to the Participant any payment tendered to exercise the Option (if the Participant has tendered such payment to the Company) and pay the Participant an additional amount in cash equal to the product of (i) the excess of (x) the Fair Market Value of each such share subject to the Option over (y) the per share exercise price of the Option being exercised times (ii) the number of shares as to which the Participant has exercised the Option.
     6.5 Notice of Approved Sale. Notwithstanding anything to the contrary herein, the Company shall, to the extent possible, give each Participant at least twenty (20) business days advance notice of the consummation of any Approved Sale. Any Participant holding vested Options at the time such Participant receives such advance notice may notify the Company of his or her intent to exercise such Options upon the consummation of the Approved Sale by executing and delivering an exercise notice to the Company on or before the date such Approved Sale is consummated. Such exercise shall be considered a conditional exercise of such Option and shall become binding upon such Participant (and such Participant shall become obligated to pay the exercise price therefor) upon consummation of such Approved Sale.
     6.6 Stockholders Agreement. Notwithstanding anything to the contrary herein, the Company and the Participant shall be subject to and have the rights and obligations which are set forth in the Stockholders Agreement. As a condition to receiving any grant of Options hereunder, any Participant who is not already a party to the Stockholders Agreement shall be required to execute a counterpart of the Stockholders Agreement and thereby become a party to the Stockholders Agreement with respect to any Options granted under this Plan and shares of Common Stock acquired upon the exercise of such Options.
ARTICLE VII
EXPIRATION OF OPTIONS
     7.1 Expiration Date. Notwithstanding any other Plan provision, all Options (vested and unvested) which have not expired or been exercised previously, will expire on the earlier of (i) the tenth anniversary of the Grant Date or (ii) the consummation of the first Approved Sale.
     7.2 Accelerated Expiration: Termination of Employment. Unless otherwise determined by the Board at or after the Grant Date, (i) all unvested Options held by a Participant whose employment with the Company or its Subsidiaries or status as a Director is terminated will expire as of the date of termination, (ii) all vested Options held by a Participant whose employment or status as a Director is terminated for Cause will expire as of the date of termination, and (iii) all vested Options held by a Participant whose employment or status as a Director terminates other than for Cause will expire 30 days after the date of termination (or, if shorter, during the remaining term of the Options). Any Options that expire or are terminated when employment or status as a Director is terminated may be available for grant again.
ARTICLE VIII
AMENDMENT, MODIFICATION AND
TERMINATION OF THE PLAN AND OPTIONS
     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option. The Board may amend or modify any Option in any manner to the extent the Board would have had the authority under the Plan initially to grant such Option; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     9.1 Nontransferability of Awards. Except to the extent otherwise expressly provided under the Stockholders Agreement, no Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime by such Participant only (or his or her legal guardian or legal representative). Following a Participant’s death, all rights with respect to Options that were exercisable at the time of such Participant’s death and have not terminated shall be exercisable by such Participant’s designated Beneficiary or by such Participant’s estate in accordance with, and subject to, the terms and conditions hereof, the Stockholders Agreement and the applicable Option Agreement.

     9.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when received by the Board and only if received during the Participant’s lifetime.
     9.3 No Guarantee of Employment or Participation. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or to continue to receive such Participant’s current (or other) rate of compensation. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options.
     9.4 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, subject to such other arrangements as the Board may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan or any share of Common Stock purchased upon the exercise of any such Option.
     9.5 Indemnification. Each person who is or shall have been a member of the Board or any committee of the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys’ fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
     9.6 Requirements of Law. The granting of Options and the issuance of shares of Common Stock pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.
     9.7 Freedom of Action. Subject to ARTICLE VIII, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

     9.8 Term of Plan. The Plan shall be effective as of the Effective Date. The Plan shall thereafter continue in effect, unless sooner terminated pursuant to ARTICLE VIII, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.
     9.9 No Voting Rights. No Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.
     9.10 Governing Law. The Plan, and all agreements hereunder, shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.